POWER OF ATTORNEY


The undersigned does hereby appoint Eric D.
Roiter, with full power of substitution, as the true and lawful attorney of the undersigned and its direct or indirect subsidiaries or other affiliates, with full power and authority to execute such documents and to make such regulatory or other filings and amendments thereto as shall from time to time be required pursuant to the Securities Exchange Act of 1934, and as amended, any rules or regulations adopted thereunder, and such other U.S. and non-U.S.
laws, rules or regulations as shall from time to time be applicable in respect of the beneficial ownership of securities directly or indirectly attributable to the undersigned and its direct or indirect subsidiaries or other affiliates.

	This Power of Attorney shall remain in full force and effect only for such time as Eric D.
Roiter shall continue to be an officer of Fidelity Management & Research Company, provided that, notwithstanding the foregoing, this Power of Attorney may be revoked at any time by the undersigned in writing.

	IN WITNESS WHEREOF, this Power of Attorney has been executed as of the 30th day of December, 1997.


FMR CORP.



By  /s/Edward C. Johnson 3d
Edward C. Johnson 3d
Chairman